RF INDUSTRIES, LTD.
                                                          For Immediate Release
RF Connectors/Neulink Telemetry/Bioconnect Medical
---------------------------------------------------

Investor Contact:                                        Company Contact:
 Neil Berkman Associates                                  Howard Hill, President
 (310) 277 - 5162                                         (858) 549-6340
 info@berkmanassociates.com                               rfi@rfindustries.com


               RF Industries' Fourth Quarter Net Triples to $0.09
                           Per Share On 23% Sales Gain

                    Fiscal 2003 Sales Reach Record $9,875,000
                  ---------------------------------------------


     SAN DIEGO, CA, December 23, 2003 . . . RF INDUSTRIES, LTD. (NASDAQ:RFIL) today announced that for the fourth quarter ended October 31, 2003, net income tripled to $301,000, or $0.09 per diluted share, compared to $95,000, or $0.02 per diluted share, in the same quarter last year. Sales increased 23% to a record $3,045,000, compared to $2,479,000 in the fourth quarter of fiscal 2002.

     For the fiscal year ended October 31, 2003, net income nearly doubled to $711,000, or $0.19 per share, compared to $380,000, or $0.09 per diluted share, for fiscal 2002. Sales increased 11% to a record $9,875,000 compared to sales of $8,916,000 last year.

     "Record sales reflect the strong rebound, in the second half of fiscal 2003, in the wireless and telecommunications markets. For the year, RF Connectors' sales increased 7% to $8,588,000, and gross margin benefited from higher shipments of custom coaxial cable products and high margin coaxial connectors for Wi-Fi applications. Results also benefited from Neulink's 49% sales increase to $1,288,000," said Howard Hill, president of RF Industries.

     Noting that selling, general and administrative expenses fell to 29% of sales for fiscal 2003, compared to 33% of sales in fiscal 2002, Hill said, "The benefits of consolidating Bioconnect's operations with RF Connector actually reduced total selling, general and administrative expenses in the fourth quarter and for all of fiscal 2003. Continued tight cost controls, combined with Bioconnect's new product line, should contribute to improved operating profitability in the current fiscal year.

     "Our markets have strengthened and we are addressing new opportunities in telecom and Wi-Fi applications. With the recent purchase of high-speed production equipment to expand cable assembly and Bioconnect product line offerings, the introduction of Neulink's NL6000 high-speed narrow band modem and the development of unique RF connectors for Military, Aerospace and OEM applications, RFI looks forward to increased sales and profitability in the current fiscal year."

     At October 31, 2003, RFI reported cash and cash equivalents of $2,684,000, working capital of $7,636,000, a 16 to 1 current ratio, no long-term debt and stockholders' equity of $8,058,000, or $3.00 per share.

     RF Industries'  Connectors division designs and distributes radio frequency
(RF) coaxial connectors and cable assemblies used for Wi-Fi, PCS, radio, test instruments, computer networks and antenna devices. The Neulink division designs and markets wireless digital data transmission products for industrial monitoring, wide area networks, GPS tracking and locations systems. RFI's Bioconnect operation designs, manufactures and distributes specialized electrical cabling and interconnect products to the medical monitoring market.

     The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties, including, without limitation, uncertainties detailed in the Company's Securities and Exchange Commission filings.


                                    * * * * *

                                                                                                                             #3470
                                                             RF Industries, Ltd. and Subsidiary
                                                         Condensed Consolidated Statements of Income

                                                       Three Months Ended            Fiscal Year Ended
                                                            October 31,                 October 31,
                                                    ------------------------     -----------------------
                                                       2003          2002           2003          2002
                                                    ----------    ---------      ---------     ---------
                                                          (unaudited)

Net sales ......................................   $ 3,045,189   $ 2,478,902   $ 9,875,499   $ 8,915,935
Cost of sales ..................................     1,664,516     1,376,959     5,079,307     4,669,673
                                                    ----------    ----------    ----------     ----------
   Gross profit ................................     1,380,673     1,101,943     4,796,192     4,246,262
                                                    ----------    ----------    ----------     ----------

Operating expenses:
  Engineering ..................................       188,331       168,109       753,562       644,120
  Selling and general ..........................       666,231       698,031     2,849,506     2,964,072
  Impairment of goodwill .......................          --         220,509          --         220,509
                                                    ----------    ----------    ----------     ----------
     Total expenses ............................       854,562     1,086,649     3,603,068     3,828,701
                                                    ----------    ----------    ----------     ----------
Operating income ...............................       526,111        15,294     1,193,124       417,561
                                                    ----------    ----------    ----------     ----------

Other income:
  Realized loss on sale of securities ..........          --            --            --          (8,192)
  Commissions ..................................          --            --            --          23,101
  Contract settlement ..........................          --         272,031          --         272,031
  Interest, net ................................         5,094        10,305        22,321        67,483
                                                    ----------    ----------    ----------     ----------
     Total other income ........................         5,094       282,336        22,321       354,423
                                                    ----------    ----------    ----------     ----------
Income before provision for income taxes .......       531,205       297,630     1,215,445       771,984
Provision for income taxes .....................       230,050       202,300       504,700       392,300
                                                    ----------    ----------    ----------     ----------
     Net Income ................................   $   301,155   $    95,330   $   710,745   $   379,684
                                                    ==========    ==========    ==========     ==========
Earnings per share - basic .....................   $       .11   $       .03   $       .23    $       .11
                                                    ==========    ==========    ==========     ==========
Earnings per share - diluted ...................   $       .09   $       .02   $       .19    $       .09
                                                    ==========    ==========    ==========     ==========
Basic weighted average shares outstanding ......     2,661,384     3,441,054     3,053,352     3,441,054
                                                    ==========    ==========    ==========     ==========
Diluted weighted average shares outstanding ....     3,329,159     4,050,638     3,670,625     4,050,638
                                                    ==========    ==========    ==========     ==========



Condensed Consolidated Balance Sheets
                                                      October 31,    October 31,
                                                         2003           2002
                                                      -----------    ----------
Cash and investments ..............................  $ 2,683,896   $ 3,939,299
Accounts receivable ...............................    1,701,618     1,146,439
Inventories .......................................    3,455,018     4,143,617
Other current assets ..............................      305,679       343,996
                                                     -----------    -----------
     Total current assets .........................    8,146,211     9,573,351

Property plant & equipment, net ...................      328,124       434,823
Other assets ......................................      133,755       137,976
                                                     -----------   ------------
     Total assets .................................  $ 8,608,090   $10,146,150
                                                     ===========   ============

Current liabilities ...............................  $   509,992   $   442,659
Non-current liabilities ...........................       40,000       107,800
Shareholders' equity ..............................    8,058,098     9,595,691
                                                     -----------   ------------
     Total liabilities & shareholders' equity .....  $ 8,608,090   $10,146,150
                                                     ===========   ============